UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2018

OASIS PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On April 30, 2018, the Company issued a press release providing preliminary estimates of certain financial information for the three-month period ended March 31, 2018. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference.
The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 7.01    Regulation FD Disclosure.
On April 30, 2018, the Company issued a press release announcing the commencement of concurrent cash tender offers (the “Tender Offers”) to purchase up to an aggregate principal amount that will not result in an aggregate purchase price that exceeds $400 million (subject to increase or decrease by the Company) of its outstanding 7.25% Senior Notes due 2019 (the “2019 Notes”), of which $54,275,000 principal amount is currently outstanding, 6.5% Senior Notes due 2021 (the “2021 Notes”), of which $395,501,000 principal amount is currently outstanding, 6.875% Senior Notes due 2022 (the “2022 Notes”), of which $937,080,000 principal amount is currently outstanding, and 6.875% Senior Notes due 2023, of which $366,094,000 principal amount is currently outstanding. In conjunction with certain of the Tender Offers, the Company has also commenced solicitations of consents from holders of the 2019 Notes, the 2021 Notes and the 2022 Notes to amend certain provisions of the applicable indentures governing the notes of such series (the “Consent Solicitations”). The terms and conditions of the Tender Offers and the Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement dated April 30, 2018, and the Letter of Transmittal and Consent relating thereto. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated by reference into this Item 7.01.
In connection with the Notes Offering (as defined below), the Company provided to investors that during April 2018, the Company entered into an amendment to its revolving credit facility that (i) reaffirmed the borrowing base and the elected commitment at $1,600.0 million and $1,350.0 million, respectively, (ii) removed the legacy anticash hoarding provisions, (iii) reduced the coverage threshold with respect to mortgaged properties and (iv) amended the asset sale covenant to give the Company additional flexibility to trade oil and gas properties. In addition, in connection with the amendment, Oasis Petroleum Permian LLC, a wholly owned subsidiary of the Company, became a guarantor under the Company’s revolving credit facility.
The disclosure contained in Item 2.02 is incorporated into this Item 7.01 by reference.
The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.
Item 8.01    Other Events.
On April 30, 2018, the Company issued a press release announcing that, subject to market and other conditions, the Company intends to commence a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2026 (the “Notes Offering”). A copy of the press release is attached hereto as Exhibit 99.3 and incorporated into this Item 8.01 by reference.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

99.1	Press release announcing preliminary estimates of certain financial information for the three-month period ended March 31, 2018, issued April 30, 2018.
99.2	Press release announcing Notes Offering, issued April 30, 2018.
99.3	Press release announcing Tender Offers and Consent Solicitations, issued April 30, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS PETROLEUM INC. (Registrant)

Date: April 30, 2018	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release announcing preliminary estimates of certain financial information for the three-month period ended March 31, 2018, issued April 30, 2018.
99.2	Press release announcing Notes Offering, issued April 30, 2018.
99.3	Press release announcing Tender Offers and Consent Solicitations, issued April 30, 2018.

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